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                                                                    EXHIBIT 10.8

                                 PROMISSORY NOTE


$18,548,483                                                       April 1, 2002

         FOR VALUE RECEIVED, on or before June 1, 2038 (the "Maturity Date"), the undersigned, FREEDOM PLAZA LIMITED PARTNERSHIP, an Arizona limited partnership, ("Maker"), promises to pay to the order of AMERICAN RETIREMENT CORPORATION, a Tennessee corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace, at 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027 or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of EIGHTEEN MILLION FIVE HUNDRED FORTY-EIGHT THOUSAND FOUR HUNDRED EIGHTY-THREE AND NO/100 DOLLARS ($18,548,483.00), together with interest on the outstanding principal balance hereof from date at the rate of six percent (6%) per annum.

         Equal payments of principal and interest in the amount of $104,502 each shall be due and payable in consecutive monthly installments, with the first installment being due and payable on April 1, 2002, and subsequent installments being due and payable on the first day of each calendar month thereafter until the Maturity Date, on which date the entire unpaid principal balance plus all accrued and unpaid interest shall be immediately due and payable in full.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, at the option of Maker, without premium or penalty.

MAKER AND, BY ITS ACCEPTANCE HEREOF, PAYEE, HEREBY FURTHER COVENANT AND AGREE AS
FOLLOWS:

         1. This Note and the indebtedness evidenced hereby shall be in default if:

                  (a) Maker defaults in the payment of interest or principal as stipulated above and such default shall continue for ten
         (10) days following notice thereof to Maker;

                  (b) Maker or any endorser, surety or guarantor of this Note or the indebtedness evidenced hereby (a) shall generally not pay or shall be unable to pay its debts as such debts become due, or (b) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, or (e) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

                  (c) Maker shall be liquidated, dissolved, partitioned or terminated, or the certificate of authority thereof shall expire or be revoked (excluding any administrative revocation that is remedied with reasonable promptness by reinstatement).
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Upon the occurrence of any default as set forth above, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth above, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (1) six percentage points (6.0%) in excess of the Prime Rate as reported daily by The Wall Street Journal, as such rate varies from time to time, or (2) the maximum rate of interest from time to time allowed by applicable law to be charged in respect of the indebtedness evidenced hereby in effect from time to time (the "Maximum Rate"), regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Time is of the essence of this Note.

         2. The indebtedness and other obligations of Maker evidenced hereby are absolute and unconditional and shall be paid and performed when due, without credit or offset, except as set forth in this paragraph 2.

         Maker and Payee are parties to a certain Lease Agreement dated as of the date hereof, relating to a continuing care retirement community in Peoria, Arizona known as Freedom Plaza (as the same may be amended, modified, restated, supplemented, extended, renewed or replaced, the "Lease"). If an Event of Default by Payee has occurred and is continuing under the Lease, Maker shall have the right to set off the amount of any Rent, Additional Rent (as such terms are defined in the Lease) or other sums due Maker under the Lease against principal and interest due and payable hereunder. Maker shall exercise the foregoing right of setoff by written notice to Payee, specifying in reasonable detail the basis therefor and the amount thereof.

         Furthermore, if the Lease is terminated prior to the expiration of its stated term as a direct result of an Event of Default by Payee thereunder, then this Note shall expire and terminate contemporaneously with the termination of the Lease, and Maker shall have no further obligation whatsoever to Holder hereunder.

         Nothing herein shall be deemed to modify, amend, alter or impair the Lease, Payee's obligations thereunder or Maker's remedies for an Event of Default under the Lease. Without limiting the foregoing, the insufficiency of any setoff hereunder or the termination hereof shall not discharge Payee from its obligations under the Lease, except to the extent of the amounts offset.

         3. In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, if any, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of any security, Maker and any indorsers hereof agree to pay a reasonable attorney's fees, all court and other costs, and the reasonable costs of any other collection efforts.


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         4.       Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral, if any, now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         5. To the extent permitted by applicable law, Maker hereby waives and renounces, for itself and its successors and assigns, all rights to the benefits of any appraisement, exception and homestead now provided, or that may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         6. All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         7. Any and all notices or other communications permitted or required to be made under this Note shall be in writing and shall be delivered personally or sent by facsimile transmission, mail or nationally recognized courier service (such as Federal Express) using the intended recipient's address set forth below, or such other address as may have been supplied in writing by the intended recipient and of which receipt has been acknowledged in writing. Unless otherwise expressly provided herein, notices or other communications shall be deemed to have been duly given or made (a) upon personal delivery, (b) when sent by facsimile (confirmation of receipt received), (c) on the


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third (3rd) day after the date of mailing, or (d) on the day after the date of delivery to such courier service, as the case may be. Rejection, refusal to accept or inability to deliver because of a changed address of which no notice was given shall not affect the validity of any notice or other communication given in accordance with the provisions of this Note. For purposes of this Note:

                           The address of the Maker is:

                                    Freedom Plaza Limited Partnership
                                    1226 North Tamiami Trail, Suite 100
                                    Sarasota, FL  34236
                                    Attention: Chief Executive Officer
                                    Facsimile Number: (941) 954-0909

                                    with a copy to:

                                    Gregory L. Patterson
                                    1226 North Tamiami Trail, Suite 100
                                    Sarasota, FL  34236
                                    Facsimile Number: (941) 954-0909

                           The address of the Payee is:

                                    American Retirement Corporation
                                    111 Westwood Place, Suite 200
                                    Brentwood, Tennessee 37027
                                    Attention:  Chief Executive Officer
                                    Facsimile Number:  (615) 221-2269

                                    with a copy to:

                                    Bass, Berry & Sims PLC
                                    2700 AmSouth Center
                                    315 Deaderick Street
                                    Nashville, Tennessee 37238
                                    Attention:  T. Andrew Smith
                                    Facsimile Number:  (615) 742-2766

         8. This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         9. As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms and/or


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entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

         10. Notwithstanding anything herein to the contrary, this Note shall not be effective, and shall have no legal force and effect, except as described in that certain Irrevocable Agreement to Enter Into Lease dated January 1, 2002, by and between Maker and Payee.

       [THIS SPACE LEFT BLANK INTENTIONALLY; SIGNATURE APPEARS NEXT PAGE]


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         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized representative as of the date first above written

                                     MAKER:

                                     FREEDOM PLAZA LIMITED PARTNERSHIP,
                                     an Arizona limited partnership


                                     By:
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                                     Title:
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